                                                                  Exhibit 11.(a)
                                                                  --------------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   -----------------------------------------
                                  (unaudited)

                                    Six Months Ended June 30
                                  ----------------------------
                                      1997            1996
                                  ------------    ------------
Net earnings                      $199,896,000    $141,784,000
                                  ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
    shares outstanding             137,412,176     136,575,021
  Dilutive effect of stock
    options after application
    of treasury-stock method         3,255,765       3,338,406
                                  ------------    ------------
                                   140,667,941     139,913,427
                                  ============    ============

Earnings per share                $       1.42    $       1.01
                                  ============    ============


                                   Three Months Ended June 30
                                  ----------------------------
                                      1997            1996
                                  ------------    ------------
Net earnings                      $108,093,000    $ 75,422,000
                                  ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
    shares outstanding             136,313,043     136,925,519
  Dilutive effect of stock
    options after application
    of treasury-stock method         2,803,276       3,316,510
                                  ------------    ------------
                                   139,116,319     140,242,029
                                  ============    ============

Earnings per share                $        .78    $        .54
                                  ============    ============